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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Vital Images, Inc. (the Company) on Form S-8 of our report dated December 16, 1996, on our audits of the financial statements of the Company as of October 31, 1996 and 1995, and for the years ended October 31, 1996, 1995 and 1994, which report is included in the Company's Registration Statement on Form 10, dated May 2, 1997.



                                  /s/  Coopers & Lybrand L.L.P.
                                  COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
July 3, 1997